State of Delaware

Secretary of State

Division of Corporations Delivered 01: 10 PM 06/06/2018

FILED 01:10 PM 06/06/2018

SR 20185000121 - File Number 3856268

CERTIFICATE OF MERGER

MERGING

GLOBE PHOTOS, INC.

INTO

CAPITAL ART, INC.

(Pursuant to Section 253 of the

General Corporation Law of Delaware)

Capital Art, Inc., a corporation organized and existing under the laws of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation owns all of the outstanding shares of the only class of stock of Globe Photos, Inc., a Delaware corporation (“Merger Sub”).

SECOND: That the Corporation, pursuant to a unanimous written consent adopted by the Board of Directors of the Corporation, determined to merge said Merger Sub into itself (the “Merger”).

THIRD: That Merger Sub be merged with and into the Corporation and that, upon the effectiveness of the Merger, the Corporation shall be the surviving corporation and assume all of the liabilities and obligations of Merger Sub.

FOURTH: That the Certificate of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: That this Certificate of Merger shall become effective upon filing with same with the Secretary of State of Delaware.

SIXTH: That, upon effectiveness of the Merger, Article I of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

“ARTICLE I

The name of the corporation is Global Photos, Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer on this 22nd day of May, 2018.

CAPITAL ART, INC.

/s/ Stuart Scheinman

By: Stuart Scheinman

Its: CEO

State of Delaware

Secretary of State

Division of Corporations Delivered 01: 14 PM 06/12/2018

FILED 01:14 PM 06/12/2018

SR 20185100851 - File Number 3856268

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Global Photos, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Global Photos, Inc.

2.	That a Certificate of Merger was filed by the Secretary of State of Delaware on June 11, 2018 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is: (must be specific)

The name of the Corporation upon effectiveness of the Merger was incorrectly stated.

4.	Article Sixth of the Certificate is corrected to read as follows:

That, upon effectiveness of the Merger, Article I of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

“ARTICLE I

The name of the corporation is Globe Photos, Inc.”

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 11 day of June, A.D. 2018.

By: /s/ Stuart Scheinman

Name: Stuart Scheinman

Title: Co-CEO